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                                                                   EXHIBIT 10.30

                                SECOND AMENDMENT
                             OF SCIQUEST.COM, INC.
                           1999 STOCK INCENTIVE PLAN


     THIS SECOND AMENDMENT of SciQuest.com, Inc. 1999 Stock Incentive Plan is dated as of October 18, 2000.

     WHEREAS, the Board of Directors of SciQuest.com, Inc. (the "Company") has adopted, subject to the approval of the stockholders of the Company, the SciQuest.com, Inc. 1999 Stock Incentive Plan (the "Plan"); and

     WHEREAS, the Board of Directors deems it in the best interest of the Company to increase the number of shares of Common Stock subject to the Plan.

     NOW, THEREOFRE, the Plan shall be amended as follows:

     1. The first sentence of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

            Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to a maximum of Seven Million Nine Hundred Thirty-Eight Thousand Four Hundred Twelve (7,938,412) shares of Common Stock.

     2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

     IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment was duly adopted by the Board of Directors of the Company as of the 18th day of October 2000.

                              SCIQUEST.COM, INC.

[CORPORATE SEAL]

                              By: /s/ M. Scott Andrews
                                  --------------------
ATTEST:                           M. Scott Andrews
                                  Chief Executive Officer

By: /s/ Peyton C. Anderson
    ----------------------
    Peyton C. Anderson
    Secretary